Exhibit 10.1

SECURED CONVERTIBLE NOTE

MODIFICATION AGREEMENT

(Extension)

This Secured Convertible Note Modification Agreement (this “Agreement”) is dated effective as of June 8, 2020, among Allied Esports Entertainment, Inc., a Delaware corporation formerly known as Black Ridge Acquisition Corp. (“Borrower”), certain undersigned direct and indirect subsidiaries of Borrower (the “Borrower Parties”) and the undersigned (the “Purchaser” and collectively with Borrower and the Borrower Parties, the “Parties”).

A. Certain purchasers purchased Secured Convertible Promissory Notes (the “First Bridge Notes”) in a $10,000,000 private placement offering (the “First Bridge”) of Ourgame International Holdings Limited, a Cayman Islands corporation (“Ourgame”), pursuant to the terms and conditions of that certain Convertible Note Purchase Agreement, dated as of October 11, 2018 (the “First Purchase Agreement”), between Ourgame and such purchasers.

B. Certain purchasers purchased Secured Convertible Promissory Notes (the “Second Bridge Notes,” together with the First Bridge Notes, collectively, the “Notes”) in a $4,000,000 private placement offering (the “Second Bridge,” together with the First Bridge, collectively, the “Bridge Transactions”) of Noble Link Global Limited, a British Virgin Islands entity (“Noble”), pursuant to the terms and conditions of that certain Convertible Note Purchase Agreement, dated as of May 17, 2019 (the “Second Purchase Agreement”), between Noble and such purchasers. The First Purchase Agreement and Second Purchase Agreement, together with the Notes, security agreements, share pledge security agreements, guarantees and other documents executed in connection therewith or contemplated thereby are each referred to herein as a “Bridge Document,” and collectively as the “Bridge Documents.”

C. In order to facilitate the closing of the SPAC Transaction (as defined in the First Purchase Agreement and Second Purchase Agreement), the purchasers of the Notes entered into an Amendment and Acknowledgement Agreement dated as of August 5, 2019 (the “Amendment and Acknowledgement Agreement”) pursuant to which all obligations of Ourgame and Noble under the Notes were assigned to and became the sole obligations of Borrower, and the purchasers agreed to, among other things, temporarily extend the maturity date of their respective Notes (the “Maturity Date”) until August 23, 2020 (the 380th day following the closing of the SPAC Transaction).

D. Each purchaser has an option, during the period commencing as of the effective time of the SPAC Transaction and ending on the Maturity Date (the “Conversion Period”), to convert all, but not less than all, the remaining unpaid principal amount of such holder’s Note (but not any accrued interest), into a number of common shares of Borrower (“Borrower Common Stock”) equal to (i) the principal amount of such holder’s Note, divided by (ii) $8.50 (the “Conversion Price”).

E. Subject to negotiation and entry into definitive loan documentation with certain investors (collectively, “Investor”), Borrower intends to obtain a senior secured loan from Investor (the “Investor Loan”) pursuant to which it expects to receive loan proceeds of approximately $9,000,000 (the actual amount of loan proceeds will be set forth in definitive loan documentation and may be greater or less than such expected amount)(the “Investor Loan Proceeds”).

F. The Investor Loan will be a senior secured obligation of the Company with a lien on all assets in a pari passu position with the purchasers of the Notes; and the purchasers of the Notes entering into intercreditor agreements with Investor to effect such priority, in a form acceptable to Investor, is a condition to closing the Investor Loan (each, an “Intercreditor Agreement”).

G. Borrower desires that the Purchaser, among other things, (i) enter into an Intercreditor Agreement, and (ii) extend the Maturity Date under Purchaser’s Note to February 23, 2022, upon the terms and conditions set forth in this Agreement.

For good and valuable consideration, the Parties hereby acknowledge, declare and agree as follows:

1.	Intercreditor Agreement. At the closing of the Investor Loan, and conditioned upon the occurrence of such closing, the Purchaser will execute and deliver the Intercreditor Agreement to Investor.

2.	Extension of Maturity Date. The Maturity Date of Purchaser’s Note is amended to February 23, 2022.

3.	Interest. All accrued and unpaid interest under the Note and “Minimum Interest” (as such term is defined in the Amendment and Acknowledgement Agreement) shall become due and payable in cash on August 23, 2020 (the “First Interest Payment”). Notwithstanding anything to the contrary set forth in the Bridge Documents, commencing August 23, 2020, (i) interest on the principal amount of Purchaser’s Note shall accrue interest until payment in full at the “Interest Rate” (12.0%) set forth in Purchaser’s Note, (ii) upon an Event of Default (as defined in Purchaser’s Note), the interest rate shall increase to the Default Interest Rate (15.0%), set forth in the Purchaser’s Note, and (iii) there shall be no minimum interest amount payable under Purchaser’s Note, which may be prepaid in whole or in part at any time in advance of the Maturity Date without penalty.

4.	Waiver of Lock-Up. Effective August 23, 2020, Purchaser waives the lock-up provisions that apply to Black Ridge Oil & Gas, Inc. set forth in Section 9 of the Amendment and Acknowledgement Agreement.

5.	Amendments. The Bridge Documents related to the Purchaser’s Note are deemed amended by the terms of this Agreement effective as of the date hereof. Except as otherwise expressly modified by this Agreement and the Intercreditor Agreement, all terms, provisions, covenants and agreements contained in such Bridge Documents shall remain unmodified and in full force and effect.

6.	Governing Law; Venue. This Agreement shall be governed by the laws of the State of California without regard to its conflicts-of-law principles. The Parties expressly acknowledge and agree that any judicial action to enforce any right of any Party under this Agreement may be brought and maintained in the State of California, and the Parties consent to the jurisdiction of the courts of the State of California, County of Orange, and the federal courts located in the Central District of the State of California. Accordingly, the Parties hereby submit to the process, jurisdiction and venue of any such court. Each Party hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of California or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

7.	Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on the Parties. Facsimile and electronically transmitted signatures (such as, for example, DocuSign) shall be valid and binding to the same extent as original signatures. In making proof of this Agreement, it will be necessary to produce only one copy signed by the Party to be charged.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Secured Convertible Note Modification Agreement as of the date first set forth above.

Purchaser:
Name:

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IN WITNESS WHEREOF, the Parties have executed and delivered this Secured Convertible Note Modification Agreement as of the date first set forth above.

ALLIED ESPORTS ENTERTAINMENT, INC.		WPT ENTERPRISES, INC.

By:		By:
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

PEERLESS MEDIA LIMITED		ALLIED ESPORTS MEDIA, INC.

By:		By:
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

ESPORTS ARENA LAS VEGAS, LLC		ALLIED ESPORTS INTERNATIONAL, INC.

By:		By:
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

ELC GAMING GMBH		PEERLESS MEDIA HOLDING CO.

By:		By:
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

CLUB SERVICES, INC.
By:
Name:	Frank Ng
Its:	CEO of AESE

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